Exhibit 24.1
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers (each, a “Signatory”) of S&T Bancorp, Inc., a Pennsylvania corporation, do hereby constitute and appoint Mark Kochvar, Chief Financial Officer, and David G. Antolik, Chief Executive Officer, and each and either of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations and requirements of the SEC, in connection with this registration statement, or any registration statement for this offering under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

SIGNATURE:	TITLE:	DATE:

/s/ David G. Antolik	President, Interim Chief Executive Officer and Director	August 4, 2021
David G. Antolik	(Principal Executive Officer)

/s/ Mark Kochvar	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 4, 2021
Mark Kochvar

/s/ Melanie Lazzari	Executive Vice President, Controller (Principal Accounting Officer)	August 4, 2021
Melanie Lazzari

/s/ Christine J. Toretti	Chair of the Board	August 4, 2021
Christine J. Toretti

/s/ Lewis W. Adkins Jr.	Director	August 4, 2021
Lewis W. Adkins Jr.

/s/ Peter Barsz	Director	August 4, 2021
Peter R. Barsz

/s/ Christina A. Cassotis	Director	August 4, 2021
Christina A. Cassotis

/s/ Michael J. Donnelly	Director	August 4, 2021
Michael J. Donnelly

/s/ Jeffrey D. Grube	Director	August 4, 2021
Jeffrey D. Grube

SIGNATURE:	TITLE:	DATE:

/s/ William Hieb	Director	August 4, 2021
William J. Hieb

	Director	August 4, 2021
Robert E. Kane

/s/ Frank J. Palermo	Director	August 4, 2021
Frank J. Palermo, Jr.

	Director	August 4, 2021
Steven J. Weingarten